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                                                                     EXHIBIT 5.1


                   B A S S,   B E R R Y   &   S I M S   P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

                        315 DEADERICK STREET, SUITE 2700
                         NASHVILLE, TENNESSEE 37238-0002
                                 (615) 742-6200
                                www.bassberry.com
   KNOXVILLE OFFICE:                                      MEMPHIS OFFICE:
 1700 RIVERVIEW TOWER                               THE TOWER AT PEABODY PLACE
KNOXVILLE, TN 37901-1509                           100 PEABODY PLACE, SUITE 950
   (423) 521-6200                                     MEMPHIS, TN 38103-2625
                                                          (901) 543-5900


                                  May 19, 2000

HealthStream, Inc.
209 10th Avenue, Suite 450
Nashville, Tennessee 37203

        Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 1994 Employee Stock Option Plan, 2000 Stock Incentive Plan and Employee Stock Purchase Plan (the "Plans") filed by you with the Securities and Exchange Commission relating to an aggregate of 9,130,506 shares (the "Shares") of common stock, no par value per share, issuable pursuant to the Plans.

        In so acting we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

        Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plans, will be validly issued, fully paid and nonassessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,



                                    /s/ Bass, Berry & Sims PLC